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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 of NGAS Resources, Inc. for the registration of 4,000,000 shares of its Common Stock and to the incorporation by reference therein of our report on the consolidated financial statements of NGAS Resources, Inc. dated March 16, 2004 included in the Annual Report on Form 10-KSB of NGAS Resources, Inc. for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

            By: /s/ KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                -----------------------------------------------------
                KRAFT, BERGER, GRILL, SCHWARTZ , COHEN & MARCH LLP

Toronto, Ontario
October 19, 2004